Exhibit 5.1

March 3, 2023

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Devon Energy Corporation, a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to certain legal matters in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act (the “Offering”) of the Company’s (i) shares of common stock, par value $0.10 per share (the “Common Stock”); (ii) shares of preferred stock, par value $1.00 per share, in one or more series (the “Preferred Stock”) which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); senior debt securities of the Company (the “Senior Debt Securities”), which may be issued in one or more series under the indenture relating to the Senior Debt Securities entered into by and between the Company and UMB Bank, National Association, as trustee, dated as of July 12, 2011 (the “Senior Base Indenture”), (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under an indenture relating to the Subordinated Debt Securities proposed to be entered into by and between the Company and a trustee that will be appointed prior to the issuance of any Subordinated Debt Securities (the “Subordinated Trustee”), a form of which is being incorporated by reference in the Registration Statement from Exhibit 4.7 of the registration statement on Form S-3 (File No. 333-178453), filed on December 12, 2011 by the Company with the Commission under the Securities Act (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”); (iv) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or any combination of the foregoing (the “Warrants”); (v) contracts to purchase or sell a specified number Common Stock or other securities at a future date or dates (the “Stock Purchase Contracts”) and (vi) Stock Purchase Contracts issued as part of units consisting of a Stock Purchase Contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or other securities securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”).

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Restated Certificate of Incorporation of the Company, dated September 12, 2012 (the “Certificate”); (ii) the Amended and Restated Bylaws of the Company, dated October 28, 2022 (the “Bylaws”); (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering; (iv) the Registration Statement, including the Prospectus; (v) an executed copy of the Senior Base Indenture; (vi) the form of the Subordinated Base Indenture filed as an exhibit to the Registration Statement; and (vii) such other documents as we have deemed necessary or appropriate for purposes of this opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement and any subsequent amendments (including additional post-effective amendments) will be effective and comply with all applicable laws; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement(s); (viii) the Indentures will have been duly qualified under the Trust Indenture Act of 1939, as amended; (ix) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (x) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xii) any securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

With respect to shares of Common Stock, when both (i) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (A) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (B) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

2.

With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to such series with the Secretary of State of the State of Delaware (a “Certificate of Designation”) and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of the series of Preferred Stock shall have been properly issued) either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (B) upon the conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable;

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3.

With respect to the Debt Securities, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (ii) the terms of such Debt Securities have been duly established in conformity with an Indenture so as not to violate any applicable law or result in a default under or breach of the Certificate and Bylaws or other organizational documents of the Company or any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) such Debt Securities have been duly authenticated and delivered in accordance with an Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

4.

With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

5.

With respect to the Stock Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance and the terms of the offering thereof and related matters, (ii) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto, and (iii) the Stock Purchase Contracts have been duly

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executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided for therein, such Stock Purchase Contracts will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

6.

With respect to the Stock Purchase Units, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof and related matters, (ii) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided therein, such Stock Purchase Units will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

(1) We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; and

(2) The foregoing opinions are limited in all respects to the laws of the States of Texas and New York and the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.

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We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission thereunder.

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Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.